Exhibit 3.74

[LOGO]

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 06/29/1999
991271740 - 2333426

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF LIMITED PARTNERSHIP

OF

LAKE ROAD GENERATING COMPANY, L.P.

Lake Road Generating Company, L.P. (the "Partnership"), a limited partnership organized under the Delaware Revised Uniform Limited Partnership Act pursuant to a Certificate of Limited Partnership filed with the office of the Secretary of State of the State of Delaware on April 21, 1993, as amended, hereby certifies that its Certificate of Limited Partnership is hereby amending Article Third to read as follows:

3. The names and business addresses of the general partners are:

Peach IV Power Corporation
c/o PG&E Generating Company
7500 Old Georgetown Road, Suite 1300
Bethesda, Maryland 20814

Black Hawk III Power Corporation
c/o PG&E Generating Company
7500 Old Georgetown Road, Suite 1300
Bethesda, Maryland 20814

IN WITNESS WHEREOF, the undersigned, constituting all of the general partners of the Partnership, have caused this Amendment to the Certificate of Limited Partnership to be duly executed as of the 29th day of June, 1999.

PEACH IV POWER CORPORATION,
General Partner

By: [signature]
Name: JOHN R. COOPER
Title: SR. VICE PRESIDENT

BLACK HAWK III POWER CORPORATION

By: [signature]
Name: P. CHRISMAN IRIBE
Title: PRESIDENT